Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2026 SECOND QUARTER

FINANCIAL RESULTS

•	Record Q2 Revenues of $464 Million (11% year-over-year growth)
•	Q2 Earnings per Diluted Share

o	GAAP EPS of $2.22
o	Record Non-GAAP EPS of $2.58

•	Q2 Operating Cash Flow of $62 Million
•	Company Increases Fiscal 2026 Non-GAAP EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — January 29, 2026—OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the second quarter of fiscal 2026.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated, “We are pleased to report record second quarter revenues and non-GAAP earnings per share, driven by strong year-over-year growth from our industry leading Security and Optoelectronics and Manufacturing divisions. Looking ahead, we expect our significant backlog, opportunity pipeline, and anticipated strong bookings in the second half of the fiscal year to position us well for continued growth, as we capitalize on increasing industry demand and pursue strategic initiatives across key markets.”

Financial Summary

	Three Months Ended December 31,			Six Months Ended December 31,
(Dollars in thousands, except per-share amounts)	2024	2025	% Growth	2024	2025	% Growth
Revenues	$419,820	$464,057	11%	$763,827	$848,680	11%

Diluted earnings per share - GAAP	$2.22	$2.22	0%	$3.27	$3.39	4%
Diluted earnings per share - non-GAAP	$2.42	$2.58	7%	$3.67	$4.00	9%

Cash flow provided by operating activities	$52,548	$62,200		$15,388	$79,337
Capital expenditures	$5,490	$6,685		$13,195	$13,713

The Company’s backlog was $1.8 billion as of December 31, 2025 and June 30, 2025.

Mr. Mehra further commented, “Our Security division delivered another strong quarter as second-quarter revenues increased 15% year-over-year, and included meaningful expansion of recurring services revenue as we continue to focus on expanding that opportunity for predictable and profitable growth. While bookings were softer than expected, partly due to the U.S. government shutdown delaying receipt of certain anticipated orders, and margins were lower given a difficult year-over-year comparison, the division maintains a healthy backlog and is seeing expanding global demand. We are well-positioned in Security to capitalize on future opportunities and drive sustained performance.”

Mr. Mehra continued, “Our Optoelectronics and Manufacturing division also generated robust financial results in the second quarter, achieving 12% revenue growth, operating margin expansion, and a strong book-to-bill ratio. This performance highlights the competitive advantage of our vertically-integrated global structure, which enables operational efficiency, flexibility and innovation. With increasing customer demand, the division is poised for continued growth.”

In November 2025, the Company issued $575 million of convertible senior notes due in 2031 at an interest rate of 0.50%. The net proceeds were partially used to pay-off the outstanding balance under the Company’s revolving credit facility and repurchase $146 million of its common stock.

Alan Edrick, Executive Vice President and Chief Financial Officer, stated, “We are thrilled to have completed our convertible notes financing at exceptionally favorable terms. This financing positions us to capture additional growth opportunities while lowering our overall cost of capital. The transaction underscores the strength of our business and is expected to result in significant interest savings, reinforcing our ability to invest in innovation and long-term success.”

Fiscal Year 2026 Outlook

The Company is raising its fiscal 2026 guidance for non-GAAP diluted earnings per share while maintaining its previous revenue guidance. The Company now anticipates higher non-GAAP adjusted earnings per diluted share and is raising its guidance to a range of $10.30 - $10.55, which represents 10% - 13% year-over-year growth. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2026 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS being materially different from projected non-GAAP diluted EPS.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its financial results for the 2026 second fiscal quarter. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call for approximately three months thereafter. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems designs and manufactures specialized electronic systems and components for critical applications. The Company operates through three business segments: Security, Optoelectronics and Manufacturing, and Healthcare. Its Security division delivers advanced inspection systems, turnkey screening solutions, and comprehensive support services to protect people and infrastructure. The Optoelectronics and Manufacturing segment serves as a global supplier of high-performance optoelectronic solutions and precision manufacturing services for leading OEMs. The Healthcare segment focuses on patient monitoring, diagnostic cardiology, and related services with the goal of enhancing clinical care and patient outcomes. Serving customers in over 170 countries, OSI Systems strategically positions its sales, service, R&D, and manufacturing capabilities worldwide to provide fast and efficient delivery and support. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures is provided to allow for the comparison of the underlying performance of the Company, excluding the impact of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and associated tax effects, and discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Our non-GAAP financial measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, cash flow generation, and operational performance in fiscal 2026 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; government shutdowns; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty, including the impact of tariffs; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President

Telephone: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Revenues:
Products	$333,671	$350,762	$589,479	$626,572
Services	86,149	113,295	174,348	222,108
Total net revenues	419,820	464,057	763,827	848,680
Cost of goods sold:
Products	224,087	249,011	394,509	451,067
Services	48,582	63,417	100,665	122,799
Total cost of goods sold	272,669	312,428	495,174	573,866
Gross profit	147,151	151,629	268,653	274,814
Operating expenses:
Selling, general and administrative	70,722	70,201	142,945	137,156
Research and development	18,257	19,759	36,030	40,186
Impairment, restructuring and other charges, net	215	2,874	1,393	5,604
Total operating expenses	89,194	92,834	180,368	182,946
Income from operations	57,957	58,795	88,285	91,868
Interest and other expense, net	(8,619)	(10,713)	(15,978)	(18,111)
Income before income taxes	49,338	48,082	72,307	73,757
Provision for income taxes	(11,519)	(9,383)	(16,552)	(14,502)

Net income	$37,819	$38,699	$55,755	$59,255

Diluted earnings per share	$2.22	$2.22	$3.27	$3.39
Weighted average shares outstanding – diluted	17,040	17,469	17,048	17,472

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2025	December 31, 2025
Assets

Cash and cash equivalents	$106,405	$336,722
Accounts receivable, net	837,743	833,152
Inventories	407,174	452,613
Prepaid expenses and other current assets	71,539	64,358
Total current assets	1,422,861	1,686,845
Property and equipment, net	126,747	128,502
Goodwill	387,393	385,747
Intangible assets, net	183,290	183,394
Other non-current assets	120,966	137,753
Total Assets	$2,241,257	$2,522,241

Liabilities and Stockholders' Equity

Bank lines of credit	$178,000	$-
Current portion of long-term debt	8,130	5,052
Accounts payable	205,181	212,715
Accrued payroll and related expenses	49,535	44,020
Advances from customers	68,184	63,518
Deferred revenue	77,788	93,207
Other current liabilities	110,120	116,850
Total current liabilities	696,938	535,362
Long-term debt	463,504	998,902
Other long-term liabilities	129,731	142,487
Total liabilities	1,290,173	1,676,751
Total stockholders’ equity	951,084	845,490
Total Liabilities and Stockholders’ Equity	$2,241,257	$2,522,241

NON-GAAP FINANCIAL MEASURES AND SEGMENT INFORMATION

	Three Months Ended December 31,
	2024					2025
		Operating	% of	Net	Diluted		Operating	% of	Net	Diluted
(Dollars in thousands, except per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$419,820	$57,957	13.8%	$37,819	$2.22	$464,057	$58,795	12.7%	$38,699	$2.22
Impairment, restructuring and other charges, net		215	0.1%	215	0.01		2,874	0.6%	2,874	0.15
Amortization of acquired intangible assets		4,698	1.1%	4,698	0.28		3,478	0.7%	3,478	0.20
Non-recurring retirement expense for former CEO				-	-				4,359	0.25
Tax effect of non-GAAP adjustments				(1,179)	(0.07)				(2,496)	(0.14)
Discrete tax benefit				(320)	(0.02)				(1,820)	(0.10)
Non-GAAP basis		$62,870	15.0%	$41,233	$2.42		$65,147	14.0%	$45,094	$2.58

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$289,987	$54,053	18.6%			$334,705	$55,461	16.6%
Impairment, restructuring and other charges, net		-	0.0%				1,297	0.4%
Amortization of acquired intangible assets		3,722	1.3%				2,882	0.8%
Non-GAAP basis		57,775	19.9%				59,640	17.8%

Optoelectronics & Manufacturing
GAAP basis	100,743	12,282	12.2%			112,552	13,933	12.4%
Impairment, restructuring and other charges, net		-	0.0%				234	0.2%
Amortization of acquired intangible assets		590	0.6%				326	0.3%
Non-GAAP basis		12,872	12.8%				14,493	12.9%

Healthcare
GAAP basis	44,854	1,722	3.8%			36,534	(1,097)	-3.0%
Impairment, restructuring and other charges, net		-	0.0%				1,357	3.8%
Amortization of acquired intangible assets		386	0.9%				270	0.7%
Non-GAAP basis		2,108	4.7%				530	1.5%

Corporate/Elimination
GAAP basis	(15,764)	(10,100)				(19,734)	(9,502)
Impairment, restructuring and other charges, net		215					(14)
Non-GAAP basis		(9,885)					(9,516)

OSI Consolidated
GAAP basis	$419,820	57,957	13.8%			$464,057	58,795	12.7%
Impairment, restructuring and other charges, net		215	0.1%				2,874	0.6%
Amortization of acquired intangible assets		4,698	1.1%				3,478	0.7%
Non-GAAP basis		$62,870	15.0%				$65,147	14.0%

NON-GAAP FINANCIAL MEASURES AND SEGMENT INFORMATION

	Six Months Ended December 31,
	2024					2025
		Operating	% of	Net			Operating	% of	Net
(In thousands, except per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$763,827	$88,285	11.6%	$55,755	$3.27	$848,680	$91,868	10.8%	$59,255	$3.39
Impairment, restructuring and other charges, net		1,393	0.2%	1,393	0.09		5,604	0.7%	5,604	0.31
Amortization of acquired intangible assets		8,565	1.1%	8,565	0.50		7,453	0.9%	7,453	0.43
Non-recurring retirement expense for former CEO				-	-				4,359	0.25
Tax effect of non-GAAP adjustments				(2,390)	(0.14)				(4,058)	(0.23)
Discrete tax benefit				(802)	(0.05)				(2,683)	(0.15)
Non-GAAP basis		$98,243	12.9%	$62,521	$3.67		$104,925	12.4%	$69,930	$4.00

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$514,301	$82,909	16.1%			$588,953	$84,070	14.3%
Impairment, restructuring and other charges, net		479	0.1%				3,654	0.6%
Amortization of acquired intangible assets		6,708	1.3%				6,259	1.1%
Non-GAAP basis		90,096	17.5%				93,983	16.0%

Optoelectronics & Manufacturing
GAAP basis	198,538	22,891	11.5%			222,013	26,659	12.0%
Impairment, restructuring and other charges, net		547	0.3%				261	0.1%
Amortization of acquired intangible assets		1,170	0.6%				653	0.3%
Non-GAAP basis		24,608	12.4%				27,573	12.4%

Healthcare
GAAP basis	81,956	2,522	3.1%			77,277	749	1.0%
Impairment, restructuring and other charges, net		152	0.2%				1,689	2.2%
Amortization of acquired intangible assets		687	0.8%				541	0.7%
Non-GAAP basis		3,361	4.1%				2,979	3.9%

Corporate/Elimination
GAAP basis	(30,968)	(20,037)				(39,563)	(19,610)
Impairment, restructuring and other charges, net		215					0
Non-GAAP basis		(19,822)					(19,610)

OSI Consolidated
GAAP basis	$763,827	88,285	11.6%			$848,680	91,868	10.8%
Impairment, restructuring and other charges, net		1,393	0.2%				5,604	0.7%
Amortization of acquired intangible assets		8,565	1.1%				7,453	0.9%
Non-GAAP basis		$98,243	12.9%				$104,925	12.4%